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                                                                    Exhibit 10.5


                          MATADOR PETROLEUM CORPORATION
                       2001 SHARE PRICE APPRECIATION PLAN



                                    SECTION 1
                                  INTRODUCTION

1.1 ESTABLISHMENT. Matador Petroleum Corporation, a Texas corporation (hereinafter referred to, together with its Affiliated Corporations
[as defined in Section 2.1 hereof], as the "Company" except where the context otherwise requires), hereby establishes the Matador Petroleum Corporation 2001 Share Price Appreciation Plan (the "Plan") for certain key employees of the Company.

1.2 PURPOSES. The primary purpose of the Plan is to provide the participating key employees of the Company with added incentives to focus their energies on achieving significant stock price appreciation over the next three years by providing a meaningful performance plan which provides specific incentives to Participants (as defined in Section 2.1 below) to attain the price of $50 per share of Matador Petroleum Corporation common stock before January 1, 2004. The Plan provides for the Committee (as defined in Section
2.1 below) to extend the Plan for two one-year extensions beyond January 1, 2004, and to award lesser amounts if the target price of $50 per share is reached before the expiration of such extension(s). The additional purposes of this Plan include the retention of existing key employees and as an additional inducement in the recruitment of talented personnel in a competitive environment.

1.3 EFFECTIVE DATE. The Effective Date of the Plan (the "Effective Date") shall be March 1, 2001. The Committee may award Conditional Grants (as defined in Section 2.1 below) the entitlement to which shall be expressly subject to the condition that the Plan shall have been approved by the Board (as defined in Section 2.1 below).

1.4 PUBLIC OFFERING OR SALE OF COMPANY. The award of any Conditional Grants and the payment of any Award Amounts (as defined in Section 2.1 below) hereunder are expressly subject to the condition that: (a) the Company shall have completed an initial public offering ("IPO") and be a duly qualified entity listed and traded on a national or regional stock exchange or on the NASDAQ National Market System (any of which hereinafter called a "stock exchange") prior to January 1, 2004. In the event that the Company has not completed an IPO and/or is not listed on a stock exchange by January 1, 2004, the Committee may extend the duration of the Plan and make such other amendments to the Plan as the Committee, in its sole discretion, may deem appropriate. The sale or the merger of the Company into another company listed on a national stock exchange, pursuant to which Company shareholders received registered securities of the surviving entity, prior to January 1, 2004, shall be deemed as if the Company had completed a qualifying IPO.

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                                    SECTION 2
                                   DEFINITIONS


2.1 DEFINITIONS. The following terms shall have the meanings set forth below:

         "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) which is affiliated with Matador Petroleum Corporation through stock ownership or otherwise and is treated as a common employer under the provisions of Section 414(b) and (c) or any successor sections(s) of the Internal Revenue Code.

         "Award Amount" means any amount granted pursuant to a First Level Award Amount, a Second Level Award Amount, or a Third Level Award Amount. Award Amounts may be payable in cash, Stock, or a combination of cash and Stock as determined by the Committee.

         "Base Salary" means, with regard to any Participant, the average of such Participant's base compensation as an employee of the Company calculated as of January 1, 2001, and each successive January 1st of each year that the Plan is in effect, or, in the event a Participant began employment after January 1, 2001, that Participant's base compensation as of the first day of employment and such Participant's base compensation as of January 1st of each year of the Plan. Base compensation shall be calculated without regard to any bonus, pension, profit sharing, stock option, life insurance or salary continuation plan which the Participant either receives or is otherwise entitled to have paid on his or her behalf.

         "Board" means the Board of Directors of the Company.

         "Committee" means a committee of the Board which is empowered hereunder to administer the Plan. The Committee shall be constituted at all times so as to permit the Plan to be administered by "outside directors" (as defined in Section 162(m) or any successor sections(s) of the Internal Revenue Code and the regulations promulgated thereunder) and "non-employee directors" (as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended) and may be the Compensation and Planning Committee of the Board, provided it meets the aforementioned requirements.

         "Company" has the meaning set forth in Section 1.1 hereof.

         "Conditional Grant" means the conditional entitlement, evidenced by an executed Conditional Grant Agreement between the Company and a Participant, to receive all or a portion of an Award Amount, subject to and in accordance with the provisions of Section 7 and the other provisions of this Plan.

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         "Conditional Grant Agreement" has the meaning set forth in Section 7.1 hereof.

         "Effective Date" has the meaning set forth in Section 1.3 hereof.

         "Eligible Employees" means those key employees (including, without limitation, officers and directors who are also employees) of the Company or any division thereof, upon whose judgement, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business.

         "Fair Market Value" means the closing price of the Stock as reported on a stock exchange on which the stock is listed for a particular date. If there are no Stock transaction on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

         "First Level Award Amount" means with regard to any Participant, an amount which equals up to 25% of such Participant's Base Salary, or the Stock equivalent thereof.

         "First Price Threshold Date" means the first to occur of (i) the last of any thirty (30) trading days (which need not be consecutive) during any period of ninety (90) consecutive trading days occurring prior to January 1, 2004, but not thereafter, on each of which thirty (30) days the closing price of the Stock as reported on the a stock exchange listing the Stock has equaled or exceeded $50 per share, or (ii) the date upon which a Sale of the Company is consummated with respect to which the cash price per share paid to the shareholders of the Company exceeds $50 per share. If the above trading criteria specified under subsection (i) above is met more than once, the first occurrence shall be deemed to be the First Price Threshold Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

         "Participant" means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive a Conditional Grant under the Plan.

         "Plan" has the meaning set forth in Section 1.1 hereof.

         "Sale of the Company" means the closing of a transaction pursuant to which every shareholder of the Company is afforded the opportunity to sell or dispose all of such shareholders' stock in the Company for cash, or stock equivalent immediately convertible into cash, including merger transactions and tender offers.

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         "Second Level Award Amount" means with regard to any Participant, an amount which equals up to 17.5% of such Participant's Base Salary, or the Stock equivalent thereof. "Second Price Threshold Date" means the first to occur of (i) the last of any thirty (30) trading days (which need not be consecutive) during any period of ninety (90) consecutive trading days occurring after January 1, 2004, but prior to January 1, 2005, but not thereafter, on each of which thirty (30) days the closing price of the Stock as reported on the national stock exchange listing the Stock has equaled or exceeded $50 per share, or (ii) the date, after January 1, 2004, but prior to January 1, 2005, upon which a Sale of the Company is consummated with respect to which the cash price per share paid to the shareholders of the Company exceeds $50 per share. If the above trading criteria specified under Subsection (i) above is met more than once, the first occurrence shall be deemed to be the Second Price Threshold Date.

         "Third Level Award Amount" means with regard to any Participant, an amount which equals up to 10% of such Participant's Base Salary, or the Stock equivalent thereof.

         "Third Price Threshold Date" means the first to occur of (i) the last of any thirty (30) trading days (which need not be consecutive) during any period of ninety (90) consecutive trading days occurring prior to January 1, 2006, but not thereafter, on each of which thirty (30) days the closing price of the Stock as reported on the national stock exchange listing the Stock has equaled or exceeded $50 per share, or
         (ii) the date, after January 1, 2005, but prior to January 1, 2006, upon which a Sale of the Company is consummated with respect to which the cash price per share paid to the shareholders of the Company exceeds $50 per share. If the above trading criteria specified under Subsection (i) above is met more than once, the first occurrence shall be deemed to be the Third Price Threshold Date.

         "Stock" means the common stock, $.10 par value per share, of the Company.

2.2 HEADINGS: GENDER AND NUMBER. The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.







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                                    SECTION 3
                               PLAN ADMINISTRATION


The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, determine and approve the Conditional Grants to be awarded pursuant to the Plan, the time at which such Conditional Grants are to be awarded, and establish such other terms and requirements as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the Conditional Grant Agreements with Participants which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Conditional Grants awarded pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem appropriate and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any agreement entered into hereunder, in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. Members of the Committee shall not be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

The Plan is intended to comply with the requirements of Section 162(m) or any successor sections(s) of the Internal Revenue Code ("Section 162(m)") as to any "covered employee" as defined in Section 162(m), and shall be administered, interpreted and construed consistently therewith. The Committee is authorized to take such additional action, if any, that may be required to ensure that the Plan satisfies the requirements of Section 162(m) and the regulations promulgated or revenue rulings published thereunder.



                                    SECTION 4
                            STOCK SUBJECT TO THE PLAN

4.1 NUMBER OF SHARES. Subject to Section 7.1 and Section 4.3, _____________ shares of Stock are authorized for issuance under the Plan in accordance with its terms and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and the stockholders of the Company if, in the opinion of counsel for the Company, such stockholder approval is required. Shares of Stock which may be issued pursuant to the terms of the Conditional Grants awarded hereunder shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Conditional Grants are outstanding retain as authorized and unissued Stock and/or Stock in the Company's treasury, at least the number of shares from time to time required under

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the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2 OTHER SHARES OF STOCK. Any shares of Stock that are subject to a Conditional Grant which expire, are forfeited, are canceled, or for any reason are terminated, and any shares of Stock that for any other reason are not issued to a Participant or are forfeited shall automatically become available for use under the Plan.

4.3 CERTAIN ADJUSTMENTS. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of a Stock dividend or any other distribution upon such shares payable in Stock, or through a Stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock (hereinafter a "capital restructuring"), then for purposes of determining the entitlement to Award Amounts under
Section 7, the share prices triggering the various price threshold dates and the resulting Award Amounts shall be equitably and, if deemed appropriate, proportionally adjusted to take into account any such capital restructuring. Any adjustment under this Section shall be made by the Committee, whose determination with regard thereto shall be final and binding upon all parties.

4.4 AWARD CAP. Notwithstanding any other provision contained in the Plan to the contrary, the total awards granted hereunder shall not exceed five percent (5%) of the total value increase attributable to shareholders' interests at the time of the applicable Price Threshold Date ("Award Cap"). In the event that the Award Cap is exceeded, all Award Amounts granted hereunder shall be proportionately reduced to the amount of the Award Cap.



                                    SECTION 5
                          REORGANIZATION OR LIQUIDATION

In the event that the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than 40 percent (40%) of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of Section 8 hereof do not apply, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Conditional Grants either (i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any such outstanding Conditional Grants, provided that no additional benefits shall be conferred upon the Participants holding such Conditional Grants as a result of such substitution, or (ii) provided that a Price Threshold Date has occurred, upon written notice to the Participants, the Committee may accelerate the vesting and payment dates of the outstanding Conditional Grants so that all such existing entitlements are paid prior to any such event. In the later event, such acceleration shall only apply to entitlements payable as the result of the occurrence of the most recent Price Threshold


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Date and shall not by such acceleration, deem the occurrence of a Price
Threshold Date that has not occurred by the date of the notice.



                                    SECTION 6
                                  PARTICIPATION

Participation in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement are expected to perform, vital services in the management, operation and development of the Company or an Affiliated Corporation, and significantly contribute, or are expected to significantly contribute, to the achievement of the Company's long term corporation economic objectives. Upon determination by the Committee that a Conditional Grant is to be awarded to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Conditional Grants shall be deemed to be awarded as of the date specified in the granting resolution of the Committee, which date shall be the date of the Conditional Grant Agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any Conditional Grant Agreement, the provisions of the Plan shall govern. Notwithstanding any other provisions herein, the Committee may, in its sole and absolute discretion, award a Conditional Grant to any Eligible Employee whether or not such employee was employed before or after the Effective Date.



                                    SECTION 7
                               CONDITIONAL GRANTS

7.1 GRANTS. Each Participant may be awarded only one Conditional Grant under this Plan subject to Paragraph 9.1. Each Conditional Grant awarded by the Committee shall be evidenced by a written agreement entered into by the Company and the Participant to whom the Conditional Grant is awarded (the "Conditional Grant Agreement"), which shall contain the terms and conditions set out in this Section 7, as well as such other terms and conditions, not inconsistent herewith, as the Committee may consider appropriate. All Conditional Grant Agreements are expressly subject to Sections 1.4, 4.4, 9.1 and 9.2 herein.

7.2 CONDITIONAL GRANT AGREEMENTS. Each Conditional Grant Agreement entered into by the Company and the Participants shall contain at least the following terms and conditions.

         7.2.1 CONDITIONAL GRANT TERMS. Each Conditional Grant Agreement evidencing conditional Grant shall entitle the Participant to a conditional payment of cash and/or stock following the occurrence of a Price Threshold Date, as set forth below.



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                  (a)      If at any time prior to January 1, 2004, a Price
                           Threshold Date occurs, the Participant may become entitled to receive a portion or all of the Award Amount payable in accordance with Section 7.2.2.

                  (b) In the event the First Price Threshold Date is attained, the First Level Award Amount shall vest. In the event, and only in the event, that the Committee elects to extend the Plan to January 1, 2005, and the Second Price Threshold Date is attained, the First Level Award Amount shall be divested, and the Second Level Award Amount shall vest. In the event, and only in the event, that the Committee elects to extend the Plan to January 1, 2006, and the Third Price Threshold Date is attained, the Second Level Award Amount shall be divested and the Third Level Award Amount shall vest. In no event shall more that one Award Amount vest and be payable.

         7.2.2    PAYMENTS.

                  (a) Subject to the provisions of Section 7.2.2(b) and 7.3, the Award Amount vesting on the applicable Price Threshold Date shall be payable on or before the December 31, 2004, in the event the First Price Threshold Amount is vested, and the December 31st next following a subsequent Price Threshold Date, in the event that the Committee extends the Plan beyond January 1, 2004. No Award Amount shall be payable under this Section 7.2.2 if a Price Threshold Date has not occurred prior to January 1, 2006.

                  (b) Award Amounts shall be paid in cash and/or Stock of the Company, as the Committee in its sole discretion shall determine. To the extent that any portion of an Award Amount is to be paid in the form of shares of Stock, the number of shares of Stock to be issued shall be determined based upon the average share price of the Stock over the last 90 days preceding January 1st of the year a Price Threshold Date occurs. The Company shall withhold such cash from the Award Amount as is reasonably required to satisfy applicable tax withholding requirements with the remainder if any, paid in the form of a Company check, payable to the order of the Participant.

                  (c) The Committee may, in its sole discretion, issue Stock to Participants subject to share transfer restrictions applicable to the Stock such that Participant may not sell or otherwise transfer the Stock for a period not to exceed one (1) year from the date of issuance.


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7.3      TERMINATION OF EMPLOYMENT, DEATH, DISABILITY, ETC. Except as set
forth below, each Conditional Grant Agreement shall state that each Conditional Grant and the right to receive any payment thereunder shall be subject to the condition that the Participant has remained a full-time employee of the Company from the initial award of a Conditional Grant until the applicable vesting date as follows:

         a) If the Participant voluntarily leaves the employment of the Company, or if the employment of the Participant is terminated by the Company for cause or otherwise, any portion of any Conditional Grant not previously vested in accordance with Section 7.2.1 shall thereafter be void for all purposes.

         b) If the Participant retires from employment with the Company on or after attaining age 60, the retired Participant, or the person designated in clause (c) below, in the case of Participant's death, shall be entitled to receive payments in accordance with
              Section 7.2.2, provided that (i) such Participant has certified in writing to the Committee his or her commitment not to enter into full-time employment or a consulting arrangement with a competitor of the Company, and (ii) A Price Threshold Date has occurred prior to his or her last day of employment with the Company. Such retired Participant shall not be entitled to any payment which may arise due to the occurrence of a Price Threshold Date after the effective date of such Participant's retirement. A failure of the Participant to comply with the undertaking of clause (i) above shall void such Participant's right to payments hereunder.

         c) If the Participant dies, or if the Participant becomes disabled (as determined pursuant to the Company's Long-Term Disability Plan or any successor plan), while still employed, payment in accordance with Section 7.2.2 shall be made to the disabled Participant or to those entitled under the Participant's will or in the absence of a will, by the laws of descent and distribution, provided that a Price Threshold Date has occurred prior to the earlier of such Participant's disability or death. There shall be no entitlement to any payment which may arise due to the occurrence of a Price Threshold Date after the earlier of such Participant's disability or death.

7.4 TRANSFERABILITY. Each Conditional Grant Agreement shall state that the Conditional Grant awarded thereunder is not transferable by the Participant, except by will or pursuant to the laws of descent and distribution, and that during the Participant's lifetime, such Conditional Grant is payable during the Participant's lifetime only to him or her, or in the event of the Participant's disability or incapacity, to his or her guardian or legal representative.

7.5. TAX WITHHOLDING. Each Conditional Grant Agreement shall provide that, upon payment of any entitlement under a Conditional Grant, the Participant shall make appropriate arrangements with the Company to provide for the amount of additional tax withholding required by Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state income tax laws.


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7.6.     SUBSEQUENT CONDITIONAL GRANT AGREEMENTS. Following the award of
Conditional Grants to Eligible Employees employed by the Company as of March 1, 2001, additional Participants may be designated by the Committee for grant of Conditional Grants thereafter subject to the same terms and conditions set forth above for initial grants except that the Committee, in its sole discretion, may reduce the value of an Award Amount to which subsequent Participants may become entitled and the applicable Conditional Grants Agreement shall be modified to reflect such reduction.



                                    SECTION 8
                                CHANGE IN CONTROL

8.1 IN GENERAL. In the event of a change in control of the Company as defined in Section 8.3 hereof, then the Committee may, in its sole discretion, without obtaining stockholder approval, to the extent permitted in Section 12 hereof, take any or all of the following actions assuming the occurrence of a Price Threshold Date: (a) accelerate the vesting and payment dates under any outstanding Conditional Grants so that all existing entitlements become fully payable, which acceleration may be conditional upon the occurrence of subsequent events including, without limitation, a change in control, and may be irrevocable, either conditionally or unconditionally; (b) make payment to any or all Participants, in exchange for the cancellation of their outstanding Conditional Grants; and (c) make any other adjustments or amendments to the outstanding Conditional Grants as the Committee deems appropriate.

8.2 LIMITATION ON PAYMENTS. If the provisions of this Section 8 would result in the receipt by any Participant of a payment within the meaning of
Section 280G or any successor section(s) of the Internal Revenue Code, and the regulations promulgated thereunder, and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 or any successor section(s) of the Internal Revenue Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Participant.

8.3 CHANGE IN CONTROL. For purposes of the Plan, a "change in control" shall mean:


         a) An Event such that the holders of stock immediately prior to the consummation of such event shall, as a result of such event, cease to hold sufficient stock to elect a majority of the Board of Directors;

         b) An event such that, after giving effect to such event, the nature of the business engaged in by the Company, taken as a whole, shall differ


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                  materially from the business engaged in by the Company
                  immediately prior to such event; or

         c) The acquisition by any individual or entity of all or substantially all of the assets of the Company.



                                    SECTION 9
                        RIGHTS OF EMPLOYEES, PARTICIPANTS

9.1 EMPLOYMENT. Nothing contained in the Plan or in any Conditional Grant granted under this Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the level of the Participant's compensation from the level in existence at the time of the award of a Conditional Grant. The determination of an authorized leave of absence or absence in military or government service shall constitute a termination of employment shall be made by the Committee at the time of occurrence.

9.2 NONTRANSFERABILITY. The right or interest of any Participant in a Conditional Grant granted pursuant to the Plan shall not be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, and shall not be subject to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in a Conditional Grant shall, to the extent provided in Section 7.3 hereof, be transferable by testamentary will or in the absence of a will, by the laws of descent and distribution, and payment of any entitlement due under the Plan shall be made to the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee, a person entitled to the payments or to exercise rights with respect to the Plan is unable to care for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.



                                   SECTION 10
                              GENERAL RESTRICTIONS

10.1 INVESTMENT REPRESENTATIONS. The Company may require a Participant, as a condition of receiving payment under a Conditional Grant, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Conditional Grant for his/her account for personal investment and not with any present intention of selling or otherwise distributing

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the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

10.2 COMPLIANCE WITH SECURITIES LAWS. Each Conditional Grant shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Stock subject to such Conditional Grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares of Stock thereunder, such Conditional Grant may not be payable in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.



                                   SECTION 11
                             OTHER EMPLOYEE BENEFITS

The amount of any compensation deemed to be received by a Participant as a result of the payment under a Conditional Grant shall not constitute "earnings" with respect to which any other employee benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, severance, life insurance or salary continuation plan.



                                   SECTION 12
                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the Company's stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory regulatory requirements, or if the Company, on the advice of its counsel, determines that stockholder approval is otherwise necessary. Any amendment, modification or termination of the Plan shall not in any manner adversely affect any Conditional Grant previously awarded under the Plan, without the consent of the Participant holding such Conditional Grant.



                                   SECTION 13
                                   WITHHOLDING

The Company's obligations to make payments pursuant to the terms of a Conditional Grant shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.



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                                   SECTION 14
                               REQUIREMENTS OF LAW


14.1 REQUIREMENTS OF LAW. The issuance of Stock and payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

14.2 FEDERAL SECURITIES LAWS REQUIREMENTS. If a Participant is an officer or director of the Company within the meaning of Section 16, Conditional Grants awarded hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule(s) promulgated under the Securities Exchange Act of 1934, as amended, to qualify the Conditional Grant for any exemption from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant which describes the Conditional Grant.

14.3 GOVERNING LAW. The Plan and all Conditional Grant Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Texas.



                                   SECTION 15
                              DURATION OF THE PLAN

The Plan shall terminate at such time as may be determined by the Committee, and Conditional Grants shall not be awarded after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on January 1, 2006. Conditional Grants outstanding at the time of the Plan termination shall continue in accordance with the Conditional Grant Agreement pertaining to such Conditional Grant.



MATADOR PETROLEUM CORPORATION




------------------------                     -----------------------------------
Joseph Wm. Foran                             Eugene C. Fiedorek, Chairman
Chairman & CEO                               Compensation and Planning
                                             Committee








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